UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

This Current Report on Form 8- K is being filed by XOMA Corporation (the “Company”) to disclose an extension of the maturity date of that certain Secured Note Agreement, dated May 26, 2005 (as amended) (the “Note”), by and between XOMA (US) LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“XOMA US”), and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), a Delaware corporation (together with affiliates, “NVDI”).

The Note was originally entered into in connection with XOMA US’ product development collaboration with NVDI under an Amended and Restated Research, Development and Commercialization Agreement, dated July 1, 2008 (the “Collaboration”). Under the terms of the Note, the maturity date was fixed at June 21, 2015. In connection with on-going discussions between the parties regarding the assets subject to the Collaboration and a restructuring of the related debt, on June 19, 2015, XOMA US and NVDI signed a letter extending the maturity date of the Note to September 30, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	XOMA CORPORATION

	By:	/s/ Tom Burns
Tom Burns
Vice President, Finance and Chief Financial Officer